UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2018

Rocket Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36829	04-3475813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 East 29th Street, Suite 1040

New York, New York 10016

(Address of Principal Executive Offices)

(646) 440-9100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) At its meeting on March 29, 2018, Board of Directors (the “Board”) of Rocket Pharmaceuticals, Inc. (the “Company”), excluding Gaurav Shah, approved, upon recommendation of the Compensation Committee of the Board (the “Compensation Committee”), certain actions concerning the compensation of the Company’s Chief Executive Officer, Gaurav Shah, as described below.

Base Salary and Bonus Adjustments

The Board approved a base salary increase for Dr. Shah. As a result of this increase, Dr. Shah will receive an annual base salary of $415,000. The increase is effective as of January 5, 2018. The Board also approved an increase to the target bonus opportunity for Dr. Shah. For 2018, Dr. Shah will have a target bonus opportunity equal to 55% of his base salary. The bonus will be paid annually subject to the achievement of performance goals established by the Compensation Committee.

All other material terms of Dr. Shah’s employment remain unchanged.

Bonus Payouts

The Compensation Committee approved the payout of bonuses for 2017 performance to Dr. Shah and for 2018 year-to-date performance to the Company’s Controller, John Militello. The payouts, which were in the amount of $125,000 and $20,000, respectively, were based on the fiscal year 2017 performance of Rocket Pharmaceuticals, Ltd., which was acquired by the Company on January 4, 2018.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 29, 2018, the Board approved and adopted amendments to the Amended and Restated By-Laws of the Company (the “Bylaws”), effective immediately, to establish the right for stockholders who collectively own at least 20 percent of the outstanding shares of common stock of the Company to call a special meeting of the stockholders, subject to the procedural and other requirements set forth in the Bylaws, and to require that a Timely Notice (as defined in the Bylaws) also include a representation that a proposing stockholder (or a qualified representative of the stockholder) intends to appear at the stockholder meeting to make any director nomination or propose any such other business to be presented at the special meeting. The amendments to the Bylaws also include certain other ministerial, clarifying and conforming changes.

The foregoing description of the amendments to the Bylaws is qualified in its entirety by reference to the Bylaws, which are attached hereto as Exhibit 3.2 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.2	Amended and Restated By-Laws of Rocket Pharmaceuticals, Inc., effective as of March 29, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rocket Pharmaceuticals, Inc.

Date: April 4, 2018	By:	/s/ Gaurav Shah
	Name:	Gaurav Shah
	Title:	President and Chief Executive Officer